Exhibit 99.1

EVgo Inc. Reports Second Quarter 2022 Results

●	Network throughput reached 10.1 Gigawatt-hours (“GWh”) in the second quarter of 2022, an increase of 66% year-over-year
●	Revenue grew to $9.1 million in the second quarter of 2022, representing an increase of 90% year-over-year
●	Ended the second quarter of 2022 with 2,397 stalls in operation or under construction, and operationalized 170 new stalls during the quarter
●	Added approximately 67,000 new customer accounts, increasing overall to approximately 444,000 at the end of the second quarter of 2022
●	Announced first major EVgo eXtend project, a collaboration with GM and the Pilot Company that is expected to lead to approximately 2,000 new stalls at up to 500 locations across the U.S. over the next few years. EVgo will install, operate and maintain the network for GM and Pilot Company
●	Entered into New Charger Supply Agreement with Delta Electronics for 1,000 chargers (or 2,000 stalls) as part of effort to meet EVgo eXtend and other charger supply needs
●	Detailed rollout of Autocharge+, ongoing growth at PlugShare, charging deal for the Cadillac LYRIQ, and award with the U.S. General Services Administration’s (“GSA”) Blanket Purchase Agreement (“BPA”)

Los Angeles, CA, August 9th, 2022 – EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the second quarter of 2022.  The Company continues to execute on its growth plans on the back of continued electric vehicle (“EV”) adoption and market development.

Revenue increased to $9.1 million in the second quarter of 2022, compared to $4.8 million in the second quarter of 2021, representing 90% year-over-year growth.  Growth in revenue for the quarter was primarily driven by higher retail charging revenues, as well as growth in network original equipment manufacturers (“OEM”) and regulatory credit revenue.  The Company added approximately 67,000 new customer accounts, bringing the overall number of customer accounts to approximately 444,000, an increase of 60% year-over-year.

Network throughput increased to 10.1 GWh in the second quarter of 2022, compared to 6.1 GWh in the second quarter of 2021, representing 66% year-over-year growth.

“Our results for the second quarter, together with the milestone EVgo eXtend partnership recently announced, reinforce EVgo’s leadership position in ultra-fast EV charging,” said Cathy Zoi, EVgo’s CEO. “We delivered 10 GWh of network throughput and accelerated customer account additions, demonstrating the growth potential of our business as consumers continue to adopt EVs. EVgo is entering the rollout period of the National Electric Vehicle Infrastructure (“NEVI”) program with strong momentum and substantial progress. As one of the longest running, largest, and most reliable public fast charging operators in the U.S., we could not be more excited about the possibility of accelerating our growth, expanding our partnerships, and helping to enable the wider, faster adoption of EVs across America.”

Business Highlights

●	EVgo eXtend: In July, the Company announced an agreement with GM and Pilot Company to install 2,000 stalls at up to 500 sites across U.S. Under the partnership, EVgo will procure, design, install, operate and maintain the network/stations.
●	Charger Supply Agreement: In July, EVgo entered into a Charger Supply Agreement with Delta Electronics, through which EVgo will purchase 1,000 chargers (equivalent to 2,000 stalls) from Delta, with an option to purchase more and expand the agreement over time.
●	Network reliability: EVgo’s uptime for stalls on its network was once again in the mid-90s percent through the first half of 2022, representing the Company’s focus on operational excellence and maintaining a highly reliable charging network.
●	EVgo Optima: Together with a major Midwestern investor-owned utility EVgo will help pilot a program powered by its Optima fleet solutions to assist in their fleet electrification efforts.
●	Launch of Autocharge+: During the quarter, the Company announced the rollout of its Autocharge+ functionality, which is designed to simplify and accelerate the charging experience for drivers.
●	BPA with U.S. GSA: EVgo, along with OSC~WEBco, was awarded participation in a new five-year Blanket Purchase Agreement to furnish EV supply equipment and ancillary services to federal government agencies and departments.
●	Station development: The Company ended the second quarter of 2022 with 2,397 stalls in operation or under construction. Excluding retired locations, this reflects an addition of 170 new operational DC fast charging stalls during the quarter.
●	Active E&C Stall Development Pipeline: The Company’s pipeline grew to 3,669 stalls by the end the second quarter of 2022 versus 2,067 at the end of the second quarter of 2021.

Financial & Operational Highlights

The below represent summary financial and operational figures for the second quarter of 2022.

●	Revenue of $9.1 million
●	Network throughput of 10.1 gigawatt-hours
●	Customer account additions of approximately 67,000 accounts
●	Gross loss of $0.7 million
●	Net income of $17.0 million
●	Adjusted gross profit of $3.4 million
●	Adjusted EBITDA of ($19.8) million
●	Cash Flow from Operations of ($18.5) million
●	Capital Expenditures of $44.0 million

($ in 000s)	Q2'22	Q2'21

Network Throughput (GWh)	10.1	6.1
Revenue	$9,076	$4,783
GAAP Gross Profit / (Loss)	($744)	($1,674)
GAAP Net Income/(Loss)	$16,997	($18,420)
Adj. Gross Profit/(Loss)[1]	$3,375	$1,024
Adj. Gross Margin[1]	37.2%	21.4%
Adj. EBITDA[1]	($19,837)	($11,009)

	Q2'22	Q2'21
Cash flow from operations	($18,539)	($9,138)
Capital expenditures	($44,017)	($15,514)

1. Adjusted Gross Profit / (Loss), Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures and have not been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definition of non-GAAP Financial Measures” and “Reconciliation of non-GAAP Measures” included elsewhere in this release.

2022 Financial & Operating Guidance

EVgo is affirming its previously announced guidance for full-year 2022 as follows:

●	Total revenue of $48 – $55 million
●	Network throughput of 50 – 60 GWh
●	Adjusted EBITDA of ($75) – ($85) million

Additionally, EVgo is affirming its stall target guidance.  At year-end 2022, EVgo expects to have a total of 3,000 – 3,300 DC fast charging stalls operational or under construction.

Conference Call Information

A live audio webcast and conference call for our second quarter 2022 earnings release will be held at 11:00 AM ET / 8:00 AM PT on August 9, 2022. The webcast will be available at investors.evgo.com, and the dial-in information for those wishing to access via phone is:

Toll Free: (877) 407-4018
Toll/International: (201) 689-8472

Conference ID: 13731661

This press release, along with other investor materials, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is the nation’s largest public fast charging network for electric vehicles and is powered by 100% renewable energy. As of the end of the second quarter 2022, with more than 850 charging locations, EVgo’s owned and operated charging network serves over 60 metropolitan areas across more than 30 states and approximately 444,000 customer accounts. Founded in 2010, EVgo leads the way on transportation electrification, partnering with automakers; fleet and rideshare operators; retail hosts such as hotels, shopping centers, gas stations and parking lot operators; and other stakeholders to deploy advanced charging technology to expand network availability and make it easier for drivers across the U.S. to enjoy the benefits of driving an EV. As a charging technology first mover, EVgo works closely with business and government leaders to accelerate the ubiquitous adoption of EVs by providing a reliable and convenient charging experience close to where drivers live, work and play, whether for a daily commute or a commercial fleet.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial performance, revenues, capital expenditures, chargers in operation or under construction and network throughput, EVgo’s expectation of acceleration in our business due to factors including a re-opening economy and increased EV adoption; and the Company’s strong liquidity position and collaboration with partners enabling effective deployment of chargers. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: changes or developments in the broader general market; ongoing impact from COVID-19 on our business, customers, and suppliers; macro political, economic, and business conditions, including inflation; our limited operating history as a public company; our dependence on widespread adoption of EVs and increased installation of charging station; mechanisms surrounding energy and non-energy costs for our charging stations; the impact of governmental support and mandates that could reduce, modify, or eliminate financial incentives, rebates, and tax credits; supply chain interruptions; impediments to our expansion plans, including permitting delays; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and risks that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2022, as well as its other filings with the SEC, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release.

Definitions of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures: “Adjusted Cost of Sales,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “EBITDA,” “Adjusted EBITDA.”  EVgo believes these measures are useful to investors in evaluating EVgo’s financial performance. In addition, EVgo uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. EVgo believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future. EVgo believes that investors should have access to the same set of tools that its management uses in analyzing operating results.

EVgo defines Adjusted Cost of Sales as cost of sales before: (i) depreciation and amortization, (ii) share-based compensation, and (iii) O&M reimbursement. Adjusted Gross Profit (Loss) is defined as revenues less Adjusted Cost of Sales. Adjusted Gross Margin is defined as Adjusted Gross Profit (Loss) as a percentage of revenues. EVgo defines EBITDA as net income (loss) before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. EVgo defines Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense, (ii) loss on disposal of assets and (iii) other unusual or nonrecurring income (expenses) such as bad debt expense. Adjusted Cost of Sales, Adjusted Gross Profit (Loss), Adjusted Gross Margin, EBITDA, and Adjusted EBITDA are not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

Reconciliations of Non-GAAP Measures ($ in 000s)

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022

Net Income	($16,610)	($18,420)	$23,591	($46,322)	($55,266)	$16,997

+ Taxes	–	–	–	–	5	17
+ Depreciation, ARO, Amortization	4,957	5,250	6,414	7,280	7,341	8,233
+ Interest Income / Expense	875	1,038	(22)	(35)	(55)	(623)
EBITDA	($10,778)	($12,132)	$29,983	($39,077)	($47,975)	$24,624

+ Bad Debt, Non-Recurring Costs, Other Adj.	$999	$1,123	($44,255)	$22,767	$29,799	($44,461)
Adj. EBITDA	($9,779)	($11,009)	($14,272)	($16,310)	($18,176)	($19,837)

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022

GAAP Gross Profit / (Loss)	($1,678)	($1,674)	($1,653)	($1,824)	($600)	($744)

+ Site Depreciation & ARO Accretion	$2,447	$2,705	$3,020	$3,814	$3,454	$4,101
+ Stock Option Expense and Other	(6)	(7)	3	7	2	18

Adjusted Gross Profit / (Loss)	$763	$1,024	$1,370	$1,997	$2,856	$3,375

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022

GAAP COS	$5,808	$6,457	$7,834	$8,944	$8,300	$9,820

Less:
Site Depreciation & ARO Accretion	$2,447	$2,705	$3,020	$3,814	$3,454	$4,101
Stock Option Expense and Other	(6)	(7)	3	7	2	18

Adjusted COS	$3,367	$3,759	$4,811	$5,123	$4,844	$5,701

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022

Adjusted Gross Profit / (Loss) - As Previously Reported *	($162)	($61)	$217	$669	$1,140	$1,783

Adjusted COS Reclassification to G&A	925	1,085	1,153	1,328	1,716	1,592

Adjusted Gross Profit / (Loss)	$763	$1,024	$1,370	$1,997	$2,856	$3,375

* Q3'21, Q4'21, Q1'22, and Q2'22 computed here under the previous method.

Note: Figures may not sum due to rounding.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2022	2021
(in thousands)	(unaudited)
Assets
Current assets
Cash, restricted cash and cash equivalents	$344,707	$484,881
Short-term investments	27,776	—
Total cash, restricted cash, cash equivalents and short-term investments	372,483	484,881
Accounts receivable, net of allowance of $858,870 and $718,396, respectively	4,860	2,559
Accounts receivable, capital build	8,923	9,621
Receivable from related party	—	1,500
Prepaid expenses	2,333	6,395
Other current assets	1,295	1,389
Total current assets	389,894	506,345
Property, equipment and software, net	209,089	133,282
Operating lease right-of-use assets	34,433	—
Restricted cash	300	300
Long-term investments	6,797	—
Other assets	2,419	3,115
Intangible assets, net	66,420	72,227
Goodwill	31,052	31,052
Total assets	$740,404	$746,321

Liabilities, redeemable noncontrolling interest and stockholders' deficit
Current liabilities
Accounts payable	$1,716	$2,946
Payables to related parties	24	—
Accrued liabilities	43,426	27,078
Operating lease liabilities, current	3,954	—
Deferred revenue, current	4,681	5,144
Customer deposits	9,482	11,592
Other current liabilities	136	111
Total current liabilities	63,419	46,871
Operating lease liabilities, noncurrent	28,814	—
Earnout liability, at fair value	2,584	5,211
Asset retirement obligations	16,274	12,833
Capital-build liability	25,070	23,169
Deferred revenue, noncurrent	21,600	21,709
Warrant liability, at fair value	22,621	48,461
Other liabilities	—	146
Total liabilities	180,382	158,400

Commitments and contingencies (Note 9)

Redeemable noncontrolling interest	1,176,758	1,946,252
Stockholders’ deficit	(616,736)	(1,358,331)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$740,404	$746,321

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue	$9,076	$4,783	$16,776	$8,352
Revenue from related party	—	—	—	562
Total revenue	9,076	4,783	16,776	8,914
Cost of revenue	5,719	3,752	10,565	7,113
Depreciation and amortization	4,101	2,705	7,555	5,152
Cost of sales	9,820	6,457	18,120	12,265
Gross loss	(744)	(1,674)	(1,344)	(3,351)

General and administrative	32,178	13,338	57,606	25,344
Depreciation, amortization and accretion	4,132	2,545	8,019	5,055
Total operating expenses	36,310	15,883	65,625	30,399
Operating loss	(37,054)	(17,557)	(66,969)	(33,750)

Interest expense	(13)	—	(13)	—
Interest expense, related party	—	(1,039)	—	(1,915)
Interest income	636	1	691	1
Other (expense) income, net	(158)	174	(422)	632
Change in fair value of earnout liability	4,891	—	2,627	—
Change in fair value of warrant liability	48,712	—	25,839	—
Total other income (expense), net	54,068	(864)	28,722	(1,282)
Income (loss) before income tax expense	17,014	(18,421)	(38,247)	(35,032)
Income tax expense	(17)	—	(22)	—
Net income (loss)	16,997	(18,421)	(38,269)	(35,032)
Less: net income (loss) attributable to redeemable noncontrolling interest	12,518	(18,421)	(28,349)	(35,032)
Net income (loss) attributable to Class A common stockholders	$4,479	$—	$(9,920)	$—

Net income (loss) per share to Class A common stockholders, basic	$0.06	N/A	$(0.14)	N/A
Net income (loss) per share to Class A common stockholders, diluted	$0.06	N/A	$(0.14)	N/A

Net income (loss)	$16,997	$(18,421)	$(38,269)	$(35,032)
Other comprehensive loss, net of tax:
Net unrealized loss on available-for-sale securities	(47)	—	(47)	—
Comprehensive income (loss)	16,950	(18,421)	(38,316)	(35,032)
Less: comprehensive income (loss) attributable to redeemable noncontrolling interest	12,483	(18,421)	(28,384)	(35,032)
Comprehensive income (loss) attributable to Class A common stockholders	$4,467	$—	$(9,932)	$—

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended
	June 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(38,269)	$(35,032)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	15,574	10,207
Net loss on disposal of property and equipment	2,889	347
Share-based compensation	10,548	1,010
Interest expense, related party	—	1,915
Change in fair value of earnout liability	(2,627)	—
Change in fair value of warrant liability	(25,839)	—
Other	474	97
Changes in operating assets and liabilities
Accounts receivable, net	(2,302)	(161)
Receivables from related parties	1,499	—
Prepaid expenses and other current and noncurrent assets	3,735	279
Operating lease assets and liabilities, net	(808)	—
Accounts payable	(100)	(1,339)
Payables to related parties	24	1,419
Accrued liabilities	358	1,285
Deferred revenue	(572)	20,778
Customer deposits	(2,110)	(1,123)
Other current and noncurrent liabilities	(844)	(1,039)
Net cash used in operating activities	(38,370)	(1,357)
Cash flows from investing activities
Purchases of property, equipment and software	(72,291)	(23,341)
Proceeds from insurance for property losses	202	—
Purchases of investments	(34,747)	—
Net cash used in investing activities	(106,836)	(23,341)
Cash flows from financing activities
Proceeds from note payable, related party	—	24,000
Payments on note payable, related party	—	(5,500)
Proceeds from exercise of warrants	3	—
Capital-build funding, net	5,029	1,337
Payment of transaction costs for CRIS Business Combination	—	(1,652)
Net cash provided by financing activities	5,032	18,185
Net decrease in cash, restricted cash and cash equivalents	(140,174)	(6,513)
Cash, restricted cash and cash equivalents, beginning of period	485,181	7,914
Cash, restricted cash and cash equivalents, end of period	$345,007	$1,401

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (continued)

(unaudited)

	Six Months Ended
	June 30,
(in thousands)	2022	2021
Supplemental disclosure of noncash investing and financing activities
Accrued transaction costs	$—	$4,870
Asset retirement obligations incurred	$3,111	$787
Non-cash increase in accounts receivable, capital-build and capital-build liability	$4,330	$—
Purchases of property and equipment in accounts payable and accrued liabilities	$29,510	$9,077
Fair value adjustment to redeemable noncontrolling interest	$741,978	$—

For investors:
Ted Brooks, VP of Investor Relations
investors.evgo.com
310-954-2943

For Media:
press@evgo.com

Source: EVgo Inc.